Exhibit 3(a)
                                    Form of
                        PRINCIPAL UNDERWRITING AGREEMENT

         THIS AGREEMENT is entered into on this ___ day of ___________, ____ between LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK ("LNY"), a life insurance company organized under the laws of the State of New York, on behalf of itself and the separate accounts established by LNY pursuant to New York Insurance law and set forth in Schedule A hereto, or provided electronically (each a "Separate Account" and collectively the "Separate Accounts"), and LINCOLN FINANCIAL DISTRIBUTORS, INC. ("LFD"), a corporation organized under the laws of the State of Connecticut. Both LNY and LFD are subsidiaries of Lincoln National Corporation.

                                   WITNESSETH:

         WHEREAS, LNY proposes to issue to the public certain variable annuity contracts and variable life insurance policies ("Contracts") and has, by resolution of its Board of Directors, authorized the creation of segregated investment accounts in connection therewith; and

         WHEREAS, LNY has established each Separate Account for the purpose of issuing the Contracts and has registered (unless an exemption from registration is available) each such Separate Account with the Securities and Exchange Commission ("Commission") as a unit investment trust under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, interests in the Separate Account portion of the Contracts to be issued by LNY are registered (unless an exemption from registration is available) with the Commission under the Securities Act of 1933 as amended (the "1933 Act") for offer and sale to the public, and otherwise are in compliance with all applicable laws; and

         WHEREAS, LFD is a broker-dealer registered under the Securities Exchange Act of 1934, as amended (the "1934 Act") and a member of the National Association of Securities Dealers, Inc., and proposes to enter into selling agreements for the distribution of said Contracts; and

         WHEREAS, LNY desires to obtain the services of LFD as principal underwriter of the Contracts issued by LNY through the Separate Accounts;

         NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, LNY and LFD hereby agree as follows:


Duties of LFD

         1. LFD will form a selling group by entering into selling group agreements with broker-dealers which have as associated individuals persons who are licensed to sell variable insurance pursuant to the laws of the state of New York, or any other state in which LNY determines to issue Contracts ("Relevant State"), and appointed by LNY to distribute the Contracts which are issued by LNY through the Separate Accounts and interests in the Separate Account portion of which are registered (unless an exemption from registration is available) with the Commission under the 1933 Act for offer and sale to the public.

         2. LFD will enter into and maintain a selling group agreement on behalf of LNY with each broker-dealer (which has as associated persons individuals who are licensed to sell insurance pursuant to the laws of the state of New York or any Relevant State and appointed by LNY to distribute the Contracts) joining such selling group ("member"). An executed copy of each such selling group agreement will be provided to LNY. Any such selling group agreement will expressly be made subject to this Agreement. Any such selling group agreement will provide: (i) that each member will distribute the Contracts only in New York or any Relevant State in which the Contracts may be legally sold and only through duly licensed registered representatives of the members who are fully licensed and appointed with LNY to sell the Contracts in New York or any Relevant State; (ii) that all applications and initial and subsequent payments under the Contracts collected by the member will be forwarded promptly by the member to LNY or its designee at such address as it may from time to time designate; and (iii) that each member will comply with all applicable federal and state laws, rules and regulations in the sale of the Contracts.

         3. LFD will not distribute any prospectus, sales literature, advertising material or any other printed matter or material relating to the Contracts or the mutual funds available as funding options under the Contracts ("Funds") if, to its knowledge, the materials misstate any of the foregoing relating to the duties, obligations or liabilities of LNY or LFD. LFD will be responsible for filing sales literature and advertising material, if necessary, with appropriate federal regulatory authorities, including NASD Regulation, Inc. and the National Association of Securities Dealers, Inc. (collectively "NASD").

         4 LFD shall not be responsible for (i) taking or transmitting applications for the Contracts; (ii) examining or inspecting risks or approving, issuing or delivering Contracts; (iii) receiving, collecting or transmitting payments; (iv) assisting in the completion of applications for Contracts; and
(v) otherwise offering and selling Contracts directly to the public.

                  However, nothing in this Agreement shall prevent LFD from holding the securities registrations of Customer Service Representatives (CSRs) who, on behalf of LNY and LFD, respond to inquiries regarding LNY's Contracts, or who effect transactions in such Contracts at the direction of the owners of the Contracts.


         5. LFD will advise LNY immediately upon LFD's becoming aware of: (a) any request by the Commission for amendment of the registration statement relating to the Contracts or the Funds or for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement for the Contracts or for the Funds or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation or hearing involving the offer or sale of the Contracts or the Funds of which it becomes aware; or (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement for the Contracts or for the Funds or which requires the making of a change therein in order to make any statement made therein not misleading.


Duties of LNY

         6. LNY or its agent will receive and process applications and premium payments in accordance with the terms of the Contracts. All applications for Contracts are subject to acceptance or rejection by LNY in its sole discretion. LNY will inform LFD of any such rejection and the reason therefor.

         7. LNY will be responsible for filing the Contracts, applications, forms, sales literature and advertising material, where necessary, with appropriate insurance regulatory authorities. LNY will use reasonable efforts to provide information and marketing assistance to the members, including preparing and providing members with advertising materials and sales literature, and providing members with current prospectuses for the Contracts and of the underlying Funds. LNY will use reasonable efforts to ensure that members deliver to customers and prospective customers only the currently effective prospectuses for the Contracts and the Funds. LFD and LNY will cooperate in the development of advertising and sales literature, as each may request the other. LNY will deliver to members, and use reasonable efforts to ensure that members use, only sales literature and advertising material which conforms to the requirements of federal and state laws and regulations and which has been authorized by LNY and LFD.

         8. LNY will furnish to LFD such information with respect to the Separate Account and Contracts in such form and signed by such of its officers as LFD may reasonably request, and will warrant that the statements therein contained when so signed will be true or correct. LNY will advise LFD immediately of: (a) any request by the Commission for amendment of the registration statement relating to the Contracts or any Fund or for additional information; (b) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement for the Contracts or of any Fund or the initiation of any proceeding for that purpose; (c) the institution of any proceeding, investigation, hearing or other action involving the offer or sale of the Contracts or the Funds of which it becomes aware; (d) the happening of any material event, if known, which makes untrue any statement made in the registration statement for the Contracts or any Fund or which requires the making of a change therein in order to make any statement made therein not misleading.

         9. LNY will use reasonable efforts to register for sale an indefinite amount of units of interest in the Contracts under the 1933 Act pursuant to Rule 24f-2 under the 1940 Act, and, should it ever be required, under state securities laws and to file for approval under state insurance laws when necessary. LNY will maintain the registration of each Separate Account under the 1940 Act and of its securities under the 1933 Act, unless exemptions from registration is available.

         10. LNY will pay to members of the selling group such commissions, on behalf of and as agent of LFD, as are from time to time set forth in selling group agreements. LNY shall pay such commissions and any service fees in compliance with applicable state laws, applicable federal securities laws and the rules and regulations of the NASD. Such selling group agreements shall provide for the return of sales commissions by the members to LNY if Contracts are tendered for redemption to LNY in accordance with the right to examine or similarly worded provisions in the Contracts.

         11. LNY will bear its expenses of providing services under this Agreement, including but not limited to, the cost of preparing (including typesetting costs), printing and mailing of prospectuses for the Contracts to Contract owners, expenses and fees of registering or qualifying the Contracts or interests therein and the Separate Account under federal or state laws, and any expenses incurred by its employees in assisting LFD in performing its duties hereunder. LNY will reimburse LFD at cost for its services and for the services of its salaried employees, and provide reimbursement for LFD's charges and expenses. Such reimbursement shall include all direct and indirect allocable expenses. The methods for allocating expenses to LNY shall be determined in accordance with the requirements prescribed in New York Insurance Department Regulation No. 33. Such methods shall be modified and adjusted by mutual agreement where necessary or appropriate to reflect fairly and equitably the actual incidence of cost incurred by LFD on behalf of LNY. Within 30 days of each calendar quarter, or more frequently as LFD and LNY may agree, LFD shall determine the expenses to be allocated to LNY pursuant to this Agreement. Within 30 days thereafter, LNY shall pay LFD the amount of those expenses.

Warranties

         12. LNY represents and warrants to LFD that (i) registration statements (including amendments thereto) under the 1933 Act and under the 1940 Act with respect to the Contracts and the Separate Accounts have been filed with the Commission in the form previously delivered to LFD, and copies of any and all amendments thereto will be forwarded to LFD within 20 days from the time that they are filed with the Commission; (ii) the registration statements and any amendments or supplements thereto which have become effective, conform in all material respects to the requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and do not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statement or omission made in reliance upon and in conformity with information furnished in writing to LNY by LFD expressly for use therein; (iii) LNY is validly existing as a stock life insurance company in good standing under the laws of the State of New York, with power (corporate or other) to own its properties and conduct its business as described in the prospectus, and has been duly qualified for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification; (iv) the Contracts to be funded through the Separate Accounts have been duly and validly authorized and, when interests therein are issued and delivered against payment therefor as provided in the prospectus and in the Contracts, will be duly and validly issued and conform to the description of such Contracts contained in the prospectus relating thereto; (v) LNY will only accept applications submitted by, and pay commissions on behalf of LFD to, members which, to the best of LNY's knowledge, are appropriately licensed or appointed to offer and sell the Contracts under applicable state insurance laws; (vi) the performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms or provisions of, or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which LNY is a party or by which LNY is bound, LNY's Charter as a stock life insurance company or By-Laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LNY or any of its properties; and no consent, approval, authorization or order of any court or governmental agency or body which has not been obtained by the effective date of this Agreement is required for the consummation by LNY of the transactions contemplated by this Agreement; and (vii) there are no material legal or governmental proceedings pending to which LNY or any Separate Account is a party or to which any property of LNY or any Separate Account is subject, other than litigation incidental to the kind of business conducted by LNY which, if determined adversely to LNY, would not individually or in the aggregate have a material adverse effect on the financial position, surplus or operations of LNY.

        13. LFD represents and warrants to LNY that: (i) it is a broker - dealer duly registered with the Commission pursuant to the 1934 Act and a member in good standing of the National Association of Securities Dealers, Inc. and is in substantial compliance with the securities laws in those states in which it conducts business as a broker-dealer; (ii) the performance of its duties under this Agreement by LFD will not result in a breach or violation of any of the terms or provisions of or constitute a default under any statute, any indenture, mortgage, deed of trust, note agreement or other agreement or instrument to which LFD is a party or by which LFD is bound, the Certificate of Incorporation or By-Laws of LFD, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over LFD or its property; and (iii) it will use reasonable efforts to ensure that no offering, sale or other disposition of the Contracts will be made until it has been notified by LNY that the applicable registration statements (including any amendments thereto) have been declared effective and the particular Contracts have been released for sale by LNY, and that such offering, sale or other disposition shall be limited to those jurisdictions that have approved or otherwise permit the offer and sale of the Contracts by LNY; (iv) it will comply in all material respects with the requirements of state broker-dealer regulations and the 1934 Act as each applies to LFD and shall conduct its affairs in accordance with the Rules of the NASD; and (v) any information furnished in writing by LFD to LNY for use in the registration statement for the Contracts will not result in the registration statement's failing to conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder or containing any untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Miscellaneous

         14. LFD shall maintain and preserve for the periods prescribed by law or other agreement such accounts, books and other documents as are required of it by applicable law and regulation, including, but not limited to, New York Insurance Department Regulation No.152. The books, records and accounts of LNY, of each Separate Account and LFD as to all transactions hereunder shall be maintained such that they clearly and accurately disclose the nature and details of such transaction, including such accounting information as is necessary to support the reasonableness of the amounts to be paid by LNY. All records, books and files established and maintained by LFD by reason of it performance of services under this Agreement shall be available for inspection by LNY and by any government agency that has regulatory authority over LNY's business activities. All such records, books and files shall be promptly delivered to LNY upon termination of this Agreement.

         15. LFD makes no representation or warranty regarding the number of Contracts to be sold by licensed broker-dealers and insurance agents or the amount to be paid thereunder. LFD does, however, represent that it will actively engage in its duties under this Agreement on a continuous basis while the Agreement is in effect.

         16. LFD may act as principal underwriter, sponsor, distributor or dealer for issuers other than LNY or its affiliates in connection with mutual funds or insurance products and otherwise.

         17. Nothing in this Agreement shall obligate LNY to appoint any member or representative of a member its agent for purposes of the distribution of the Contracts. Nothing in this Agreement shall be construed as requiring LFD to effect sales of the Contracts directly to the public or act as an insurance agent or insurance broker on behalf of LNY for purposes of state insurance laws.

         18. LFD agrees to indemnify LNY (or any control person, shareholder, director, officer or employee of LNY) for any liability incurred (including costs relating to defense of any action) arising out of any LFD act or omission relating to (i) rendering services to LNY by LFD as principal underwriter or
(ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith or gross negligence of LNY or from the reckless disregard by LNY of its duties and obligations arising under this Agreement.

         19. LNY agrees to indemnify LFD (or any control person, shareholder, director, officer or employee of LFD) for any liability incurred (including costs relating to defense of any action) arising out of any LNY act or omission relating to (i) rendering services to LNY by LFD as principal underwriter or
(ii) the purchase, retention or surrender of a Contract by any person or entity; provided, however, that indemnification will not be provided hereunder for any such liability that results from the willful misfeasance, bad faith and gross negligence of LFD or from the reckless disregard by LFD of its duties and obligations arising from this Agreement.

         20. This Agreement will terminate automatically upon its assignment, as that term is defined in the 1940 Act. The parties understand that there is no intention to create a joint venture in the subject matter of this Agreement. Accordingly, the right to terminate this Agreement and to engage in any activity not inconsistent with this Agreement is absolute. This Agreement will terminate, without the payment of any penalty by either party:

a. at the option of LNY upon six months advance written notice to LFD; or
b. at the option of LFD upon six months advance written notice to LNY; or
c. at the option of LNY upon institution of formal proceedings against LFD by any regulatory body;
d. at the option of LFD upon the institution of formal proceedings against LNY by the Department of Insurance of a state or any other federal or state regulatory body;
e. as otherwise required by the 1940 Act.

         21. Each notice required by this Agreement shall be given in writing and delivered by certified mail-return receipt requested.

         22. This agreement shall be subject to the laws of the State of New York and construed so as to interpret the Contracts as insurance products written within the business operation of LNY.

         23. This Agreement covers and includes all agreements, oral and written (expressed or implied) between LNY and LFD with regard to the marketing and distribution of the Contracts, and supersedes any and all Agreements between the parties with respect to the subject matter of this Agreement.

         24. This Agreement may be amended from time to time by mutual agreement and consent of the undersigned parties, provided such amendment is in writing and duly executed and provided further that no such amendment shall become effective until it has been filed with, and approved by, the New York Insurance Department.

         25. Schedule A hereto may be amended unilaterally by LNY from time to time by written notice to LFD, but will not be effective until such time as it has been filed with, and approved by, the New York Insurance Department. Such written notice will include an electronic transmission, including e-mail and facsimile to the contact persons indicated in 27. below, or their successors.

         26. Notwithstanding LFD's role as principal underwriter and subject to the terms and conditions contained in the selling group agreement entered into between LFD and other broker-dealers, as the terms of such selling group agreement are amended from time to time, nothing in this Agreement shall prevent registered representatives of LFD from effecting a securities transaction while providing customer service to the owner of any Contract described herein.

        27. LNY and persons authorized by it or any government agency having jurisdiction over LNY shall have the right, at LNY's expense, to conduct an audit of the relevant books, records, and accounts of LFD pertaining to this Agreement by giving reasonable notice of its intent to conduct such an audit. In the event of such audit, LFD shall give the person conducting the audit reasonable cooperation and access to its books, records, and accounts during business hours.

        28. All notices given or submitted pursuant to this Agreement shall be made in writing and shall be deemed given when (a) deposited with the United States Postal Service, postage prepaid, registered or certified mail, return receipt requested; (b) deposited with a nationally recognized overnight mail delivery services; (c) sent by facsimile with electronic confirmation of delivery e-mail, with confirmation of delivery or with a copy sent by mail as described in (a) or (b) above; or (d) delivered in person; all to the last address of record of each party being notified.

         Any notice under this Agreement to LNY shall be given to:

         ATTN:



         Phone:
         Facsimile:



         With a copy to:

                           Robert O. Sheppard, Esq.
                           Corporate Counsel
                           Lincoln Life & Annuity Company of New York

         Phone:            (315) 428-8420
         Facsimile:        (315) 428-8419

Any notice under this Agreement to LFD shall be given to:

         ATTN:



         Phone:
         Facsimile:

This Agreement shall become effective on _________________ , 2006.

IN WITNESS WHEREOF, the undersigned parties have caused this Agreement to be duly executed and attested on the date first stated above.

                      LINCOLN LIFE & ANNUITY COMPANY OF NEW YORK

Attest:

/s/                     By: /s/
-------------------        ---------------------------------------


                      LINCOLN FINANCIAL DISTRIBUTORS, INC.

Attest:

/s/                    By:   /s/
------------------         -----------------------------------------

                                   Schedule A
                   Lincoln Life & Annuity Company of New York
                                Separate Accounts


Lincoln Life & Annuity Variable Annuity Account L
(Group Variable Annuity I)
Established 7/24/96

Lincoln Life & Annuity Variable Annuity Account L
(Group Variable Annuity II)
Established 7/24/96

Lincoln Life & Annuity Variable Annuity Account L
(Group Variable Annuity III)
Established 7/24/96

Lincoln Life & Annuity Flexible Premium Variable Life Account M
Established 11/24/97

LLANY Separate Account N for Variable Annuities
Established 3/11/99

LLANY Account Q for Variable Annuities
Established 1/29/98

LLANY Separate Account R for Flexible Premium Variable Life Insurance Established 1/29/98

LLANY Separate Account S for Flexible Premium Variable Life Insurance Established 3/11/99